Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Bob May
Media Relations	Investor Relations
(706) 644-0528	(706) 649-3555

Synovus Announces Earnings for the Second Quarter 2016

Diluted Earnings per Share of $0.46, up 15.6% vs. 2Q15

Adjusted Diluted Earnings per Share of $0.49, up 16.9% vs. 2Q15

COLUMBUS, Ga., July 19, 2016 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended June 30, 2016.

Second Quarter Highlights

●	Net income available to common shareholders for the second quarter 2016 was $57.9 million or $0.46 per diluted share as compared to $50.0 million, or $0.39 per diluted share for the previous quarter and $53.2 million, or $0.40 per diluted share for the second quarter 2015.

¡	Adjusted diluted earnings per share of $0.49 grew 16.9% from $0.42 for the second quarter 2015.

●	Total loans grew $302.7 million or 5.3% annualized from the previous quarter and $1.57 billion or 7.3% as compared to the second quarter 2015.

●	Total average deposits grew $397.8 million or 6.9% annualized from the previous quarter and $1.14 billion or 5.1% as compared to the second quarter 2015.

●	Total revenues[1] of $289.3 million grew $8.1 million or 2.9% from the previous quarter and 7.0% from the second quarter 2015.

●	Credit quality metrics improved with the NPL ratio declining to 0.67% from 0.78% in the previous quarter and 0.81% in the second quarter 2015.

●	The company continued to execute on the $300 million repurchase program announced in October 2015, acquiring $60.5 million of common stock in the second quarter.
¡	From October 2015 through July 18, 2016, the company has repurchased $236.2 million of common stock, reducing total share count by 8.0 million.

1 Consists of net interest income and non-interest income excluding investment securities gains, net

“Our second quarter results demonstrate continued solid performance, including strong revenue growth and further diversification of our loan portfolio with increases in both C&I and consumer lending,” said Kessel D. Stelling, Synovus Chairman and CEO. “We were also pleased during the second quarter to be named by American Banker and the Reputation Institute as one of the nation’s most reputable banks. This recognition further demonstrates our team’s commitment to exceptional service, and further validates that our relationship-centered model is a highly-valued competitive differentiator. We were especially pleased with the number one ranking by non-customers, which we believe signals a strong opportunity to gain market share.”

Balance Sheet

●	Total loans ended the quarter at $23.06 billion, up $302.7 million or 5.3% annualized from the previous quarter and up $1.57 billion or 7.3% as compared to the second quarter 2015.
¡	Retail loans grew by $261.0 million from the previous quarter, or 24.1% annualized.
¡	Commercial and industrial loans grew by $146.0 million from the previous quarter, or 5.4% annualized.
¡	Commercial real estate loans declined $105.9 million from the previous quarter, or 5.6% annualized.

●	Total average deposits for the quarter were $23.61 billion, and grew by $397.8 million or 6.9% annualized from the previous quarter and $1.14 billion or 5.1% as compared to the second quarter 2015.
¡	Average core deposits for the quarter grew by $156.0 million or 2.8% annualized from the previous quarter and $1.36 billion or 6.5% as compared to the second quarter 2015.
¡	Average core deposits, excluding state, county, and municipal deposits, grew by $316.7 million or 6.5% annualized from the previous quarter and $1.36 billion or 7.3% as compared to the second quarter 2015.

Core Performance

●	Total revenues[1] were $289.3 million for the second quarter 2016, up $8.1 million or 2.9% from the previous quarter and up 7.0% as compared to the second quarter 2015.
●	Net interest income was $221.4 million for the second quarter 2016, up $3.3 million or 1.5% from the previous quarter and up 8.7% as compared to the second quarter 2015.
●	Net interest margin was 3.27%, unchanged from the previous quarter. Yield on earning assets was 3.73% and the effective cost of funds was 0.46% for the second quarter 2016, both unchanged from the previous quarter.
●	Total non-interest income was $67.9 million, up $4.7 million or 7.5% compared to the previous quarter and down 1.4% as compared to the second quarter 2015.
¡	Adjusted non-interest income increased $4.8 million or 7.6% compared to the previous quarter and 1.6% as compared to the second quarter 2015.
¡	Core banking fees[2] were $33.8 million, up $488 thousand or 1.5% from the previous quarter, primarily driven by higher service charges on deposits, which were $530 thousand.

2 Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges.

¡	Financial Management Services revenues, consisting primarily of fiduciary and asset management fees and brokerage revenue, increased $1.5 million, or 8.1% from the previous quarter.
¡	Mortgage banking income increased $457 thousand, or 8.3% from the previous quarter.
¡	Other non-interest income increased $2.2 million from the previous quarter, primarily driven by a $900 thousand net gain from private equity investments as compared to a $390 thousand net loss in the previous quarter.
●	Total non-interest expense for the second quarter of 2016 was $188.6 million, up $377 thousand from the previous quarter and up $10.8 million or 6.1% as compared to the second quarter of 2015.
●	Adjusted non-interest expense for the second quarter 2016 was $182.4 million, up $3.1 million or 1.7% from the previous quarter and up $9.4 million or 5.4% as compared to the second quarter 2015.
¡	Employment expense of $97.1 million decreased $4.3 million or 4.2% from the previous quarter, reflecting seasonal decline in payroll taxes.
¡	Advertising expense of $7.4 million increased $4.9 million from the previous quarter as a result of resuming brand awareness activities.
¡	Foreclosed real estate expense of $4.6 million increased $1.9 million from the previous quarter.
●	Adjusted efficiency ratio for the second quarter was 61.54% as compared to 61.92% the previous quarter and 61.62% in the second quarter of 2015.

Credit Quality

Improvement in credit quality continued.

●	Non-performing loans were $154.1 million at June 30, 2016, down $24.1 million or 13.5% from the previous quarter, and down $19.6 million or 11.3% from June 30, 2015. The non-performing loan ratio was 0.67% at June 30, 2016, as compared to 0.78% at the end of the previous quarter and 0.81% at June 30, 2015.
●	Total non-performing assets were $187.4 million at June 30, 2016, down $29.3 million or 13.5% from the previous quarter, and down $52.7 million or 22.0% from June 30, 2015. The non-performing asset ratio was 0.81% at June 30, 2016, as compared to 0.95% at the end of the previous quarter and 1.11% at June 30, 2015.
●	Net charge-offs were $6.1 million in the second quarter 2016, down $1.2 million or 16.6% from $7.4 million in the previous quarter. The annualized net charge-off ratio was 0.11% in the second quarter as compared to 0.13% in the previous quarter.
●	Total delinquencies (consisting of loans 30 or more days past due and still accruing) remain low at 0.24% of total loans at June 30, 2016 as compared to 0.28% the previous quarter and 0.24% at June 30, 2015.

Capital Ratios

Capital ratios remained strong and include the impact of common stock repurchases completed through June 30, 2016 and phase-out of sub-debt maturing in the second quarter 2017.

●	Common Equity Tier 1 ratio was 10.02% at June 30, 2016 compared to 10.04% at March 31, 2016.
●	Tier 1 Capital ratio was 10.06% at June 30, 2016 compared to 10.04% at March 31, 2016.
●	Total Risk Based Capital ratio was 12.05% at June 30, 2016 compared to 12.25% at March 31, 2016.
●	Tier 1 Leverage ratio was 9.10% at June 30, 2016 compared to 9.15% at March 31, 2016.
●	Tangible Common Equity ratio was 9.52% at June 30, 2016 compared to 9.62% at March 31, 2016.

Second Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on July 19, 2016. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/events. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $29 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally-branded divisions, 253 branches, and 335 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was recognized as one of America’s Most Reputable Banks by American Banker and the Reputation Institute in 2016 and 2015. Synovus is on the web at synovus.com, on Twitter @synovus, and on LinkedIn at http://linkedin.com/company/synovus.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding deposits, loan growth and the net interest margin, expectations on our growth strategy, expense initiatives, and future profitability, expectations on credit trends and key credit metrics, and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled average core deposits; average core deposits excluding average state, county, and municipal deposits; tangible common equity ratio; common equity Tier 1 (CET1) ratio (fully phased-in); adjusted diluted earnings per share; adjusted non-interest income; adjusted non-interest expense; and adjusted efficiency ratio are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total average deposits; total shareholders’ equity to total assets ratio; net income per diluted common share; total non-interest income; total non-interest expense, and efficiency ratio, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus’ capital strength and the performance of its core business. Average core deposits and average core deposits excluding state, county, and municipal deposits are measures used by management to evaluate organic growth of deposits and the quality of deposits as a funding source. The Tangible Common Equity ratio and common equity Tier 1 (CET1) ratio (fully phased-in) are used by management and bank regulators to assess the strength of our capital position. Adjusted diluted earnings per share is a measure used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to- period comparisons. Adjusted non-interest income is a measure used by management to evaluate non-interest income exclusive of net investment securities gains. Adjusted non-interest expense and the adjusted efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. These non-GAAP financial measures should not be considered as substitutes for total average deposits; total shareholders’ equity to total assets ratio; net income per diluted common share; total non-interest income; total non-interest expense; and efficiency ratio determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of average core deposits; average core deposits excluding average state, county, and municipal deposits; tangible common equity ratio; common equity Tier 1 (CET1) ratio (fully phased-in); adjusted diluted earnings per share; adjusted non-interest income; and adjusted non-interest expense; and the reconciliation of these measures to total average deposits; total shareholders’ equity to total assets ratio; net income per diluted common share; total non-interest income; total non-interest expense; and efficiency ratio are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)	2Q16	1Q16	2Q15

Average core deposits

Average core deposits excluding state, county, and municipal deposits

Total average deposits	$ 23,608,027	23,210,263	22,466,102

Subtract: Average brokered deposits	(1,337,001)	(1,095,239)	(1,555,931)

Average core deposits	22,271,026	22,115,024	20,910,171

Subtract: Average state, county, and municipal deposits	(2,280,038)	(2,440,749)	(2,277,783)

Average core deposits excluding state, county, and municipal deposits	$ 19,990,988	19,674,275	18,632,388

Tangible common equity ratio

Total assets	$ 29,459,691	29,171,257	28,205,870

Subtract: Goodwill	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(228)	(277)	(863)

Tangible assets	$ 29,435,032	29,146,549	28,180,576

Total shareholders’ equity	$ 2,951,659	2,953,268	3,006,157

Subtract: Goodwill	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(228)	(277)	(863)

Subtract: Series C Preferred Stock, no par value	(125,980)	(125,980)	(125,980)

Tangible common equity	$ 2,801,020	2,802,580	2,854,883

Total shareholders’ equity to total assets ratio	10.02%	10.12%	10.66

Tangible common equity ratio	9.52%	9.62%	10.13

Common Equity Tier 1 (CET1) ratio (fully phased-in)

Common Equity Tier 1 (CET1)	$ 2,615,939	2,609,191	2,615,827

Adjustment related to capital components	(114,751)	(125,980)	(125,729)

CET1 (fully phased-in)	$ 2,501,188	2,483,211	2,490,098

Total risk-weighted assets (fully phased-in)	$ 26,368,883	26,231,764	24,673,795

Common Equity Tier 1 (CET1) ratio (fully phased-in)	9.49%	9.47%	10.09%

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2Q16	1Q16	2Q15

Adjusted Non-interest Income

Total non-interest income	$ 67,886	63,147	68,832

Subtract: Investment securities gains, net	-	(67)	(1,985)

Adjusted non-interest income	$ 67,886	63,080	66,847

Adjusted Diluted Earnings per Share

Net income available to common shareholders	$ 57,898	49,972	53,234

Add: Litigation contingency expense(1)	-	2,700	4,400

Add: Restructuring charges	5,841	1,140	5

Add: Loss on early extinguishment of debt	-	4,735	-

Tax effect of adjustments	(2,138)	(3,138)	(1,612)

Adjusted net income available to common shareholders	$ 61,601	55,409	56,027

Weighted average common shares outstanding - diluted	125,699	127,857	133,625

Adjusted diluted earnings per share	$ 0.49	0.43	0.42

Adjusted Non-interest Expense

Total non-interest expense	$ 188,611	188,233	177,806

Subtract: Restructuring charges	(5,841)	(1,140)	(5)

Subtract: Visa indemnification charges	(360)	(360)	(354)

Subtract: Loss on early extinguishment of debt	-	(4,735)	-

Subtract: Litigation contingency expense(1)	-	(2,700)	(4,400)

Adjusted non-interest expense	$ 182,410	179,298	173,047

Adjusted Efficiency Ratio

Adjusted non-interest expense	$ 182,410	179,298	173,047

Subtract: Other credit costs(2)	(4,143)	(4,950)	(6,175)

Adjusted non-interest expense excluding other credit costs	$ 178,267	174,348	166,872

Net interest income	221,449	218,193	203,644

Add: Tax equivalent adjustment	329	305	330

Add: Total non-interest income	67,886	63,147	68,832

Subtract: Investment securities gains, net	-	(67)	(1,985)

Total revenues	$ 289,664	281,578	270,821

Adjusted efficiency ratio	61.54%	61.92	61.62

(1)	Amounts for other periods presented herein are not reported separately as amounts are not material.
(2)	Other credit costs consist primarily of foreclosed real estate expense, net.